As filed with the Securities and Exchange Commission on June 5, 2009
Registration No. 333-151225

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________

CHINA TRANSINFO TECHNOLOGY CORP.
 (Exact name of registrant as specified in its charter)
_________________________________________

Nevada	87-0616524
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086
(Address of Principal Executive Offices, including zip code)
_________________________________________

Stock Option Agreements with Certain Individuals
(Full title of the plan)

Copies of Correspondence to:

Shudong Xia	Louis A. Bevilacqua, Esq.
Chief Executive Officer and President	Pillsbury Winthrop Shaw Pittman LLP
07 Floor E-Wing Center	2300 N Street, N.W.
No. 113 Zhichunlu, Haidian District	Washington, D.C. 20037
Beijing, China 100086	(202) 663-8000
(86 10) 82671299
(Name, address, and telephone number, including area
code, of agent for service)

_________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller
reporting company)

EXPLANATORY NOTE

On May 28, 2008, China TransInfo Technology Corp. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-151225) (the “Registration Statement”), which registered 260,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), reserved for issuance under certain stock option agreements entered into among the Company and two directors and an executive officer of the Company (the “Outstanding Options”). No Outstanding Options have been exercised and as a result, no Shares have been issued pursuant to these stock option agreements.

On April 30, 2009, the board of directors of the Company adopted the China TransInfo Technology Corp. 2009 Equity Incentive Plan (the “Plan”), which was approved by an affirmative vote of the holders of a majority of the shares of Common Stock that were present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company held on May 29, 2009. Pursuant to the Plan, the board of directors has made the decision to assume the Outstanding Options under the Plan and the optionees under the Outstanding Options agreed to this assumption. The Company plans to file a Registration Statement on Form S-8 to register the shares of Common Stock that may be issued from time to time under the Plan, including the Outstanding Options assumed under the Plan. Therefore, the Company is filing this post-effective amendment to deregister the Shares that were registered under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beijing, People’s Republic of China, on this 5th day of June, 2009.

CHINA TRANSINFO TECHNOLOGY CORP.

By	/s/ Shudong Xia
Shudong Xia
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 5, 2009.

SIGNATURE	TITLE

/s/ Shudong Xia	Chief Executive Officer, President and Chairman
Shudong Xia	(Principal Executive Officer)

/s/ Zhihai Mao	Chief Financial Officer
Zhihai Mao	(Principal Financial Officer and Accounting Officer)

/s/ Zhiping Zhang	Vice President of Research and Development
Zhiping Zhang

/s/ Zhibin Lai	Vice President
Zhibin Lai

/s/ Danxia Huang	Vice President of Finance, Director
Danxia Huang

/s/ Jay Trien	Director
Jay Trien

/s/ Zhongsu Chen	Director
Zhongsu Chen

/s/ Dan Liu	Director
Dan Liu

/s/Brandon Ho-Ping Lin	Director
Brandon Ho-Ping Lin

/s/ Dongyuan Yang	Director
Dongyuan Yang